As of October 25, 2001

Mr. William P. Ksiazek
11A June Lane
Montvale, NJ 07645

Dear Bill:

Reference is made to your Employment Agreement, dated as of March 1, 1999. This is to confirm that the term of your Agreement with Sequa Corporation is hereby extended to February 29, 2004. Accordingly, paragraph 5(a) of your Employment Agreement is revised to read in its entirety as follows:

"The term of your employment hereunder is for the period from March 1, 1999 to February 29, 2004, subject, however, to earlier termination pursuant to the provisions of subparagraphs 5(b) or 5(c) below."

Except as set forth above, this letter shall not amend or affect your Employment Agreement. Your underlying Employment Agreement, as hereby amended, is to remain in full force and effect. If the above is in accordance with your understanding, please sign the enclosed duplicate of this letter and return it to me. Upon my receipt of your fully executed copy, this shall constitute a binding agreement between us.

Very truly yours,

SEQUA CORPORATION

By:__________________________________
Norman E. Alexander
Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED

_____________________________
William P. Ksiazek

Date:________________________